Consent of Independent Registered Public Accounting Firm


We have issued our report dated September 30, 2003 accompanying the consolidated financial statements of PowerChannel Holdings, Inc. and subsidiaries (pre-merger) contained in the Registration Statement on Form SB-2 (No. 333-112784). We consent to the use of the aforementioned report in the Amendment No. 4 to such Registration Statement filed on or about December 1, 2004, and to the use of our name as it appears under the caption "Experts".




/s/Yohalem Gillman &  Company LLP


New York, New York
December 1, 2004